Exhibit 10.30

OFFICE LEASE

         THIS LEASE (“Lease”) is made on this 30th day of December, 2010, by and between 9515 DEERECO ROAD, LLC, a Maryland limited liability company ("Landlord"); and CARROLLTON MORTGAGE SERVICES, INC., a Maryland corporation, a wholly owned subsidiary of Carrollton Bank  ("Tenant").

RECITALS

A.           Landlord is the owner of the real property and improvements thereon known generally as Timonium Corporate Center (the "Property"), with an address of 9515 Deereco Road, Timonium, Maryland 21093, which is more particularly depicted on Exhibit A attached hereto and made a part hereof.

B.           Tenant desires to lease Suites 400 and 408 of the Property, which, for purposes of this Lease, the Leased Premises are deemed to contain 8,736 rentable square feet, are more particularly depicted on Exhibit B attached hereto and made a part hereof (the "Leased Premises").

C.           Landlord has agreed to lease to Tenant, and Tenant has agreed to rent from Landlord, the Leased Premises upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, Landlord and Tenant hereby agree as follows:

TERM

1.A.           Initial Term.  The term of the Lease shall be for six (6) years (plus (if the commencement date is not the first day of a month) the period from the commencement date until the first day of the following month) (the "Initial Lease Term") and shall commence at 12:01 a.m. upon the date which is the date set forth in a written notice (the “Estimated Commencement Date Notice”) from Landlord to Tenant that Landlord will substantially complete Landlord's tenant improvement work outlined in Section 13.A. except for minor punch list items and will obtain any necessary use and occupancy permit for the Leased Premises, which date shall be no earlier than ten (10) days after the date of said notice (the "Commencement Date").  The date upon which this Lease shall expire is called the "Expiration Date".  Landlord shall so complete such work by the date set forth in Landlorld’s Estimated Commencement Date Notice. The first lease year of this Lease shall commence on the Commencement Date and shall end at the close of the twelfth (12th) full calendar month after the Commencement Date; thereafter, each lease year shall consist of twelve (12) full calendar months commencing with each anniversary of the first day of the first full calendar month of the first lease year, (each such first lease year and subsequent lease year are hereinafter referred to as a “Lease Year”).

B.           Renewal Options.  Tenant shall have the option to continue the tenancy created under this Lease for one (1) additional period of five (5) years provided that Tenant gives written notice to Landlord (by certified mail, return receipt requested), at least one hundred twenty (120) days before the expiration of the Initial Lease Term, of its intention to renew the term of this Lease.  The renewal term shall be upon the same terms, covenants and conditions set forth herein with respect to the Initial Lease Term, including inter alia, Tenant's liability for increased rent and real estate taxes as described herein.  All references in this Lease to the "lease term" shall be construed to mean the Initial Lease Term and the renewal period(s) unless the context clearly indicates that another meaning is intended.  The last year of the Initial Lease Term shall be considered the immediately preceding lease year for the first year of the renewal term.  This renewal provision shall, at the sole option of Landlord, be absolutely null and void if Tenant shall, at the time of the giving of such notice or the time the renewal is to commence be in default under any of the terms or provisions of this Lease, beyond the expiration of any applicable notice or cure period.

C.           Commencement Date Notice.  Within thirty (30) days of the Commencement Date, Landlord shall deliver to Tenant a notice setting forth the Commencement Date and the Expiration Date of the Lease in substantially the form attached hereto as Exhibit C (the “Commencement Date Notice”).   Tenant may confirm its acceptance and acknowledgement of the Commencement Date and Expiration Date (collectively, the “Dates”) by executing the Commencement Date Notice in the space provided and sending one (1) fully executed original Commencement Date Notice to the Landlord by certified mail with a photocopy to be sent to Landlord by telecopier at (410) 628-2700.  If Tenant disagrees with the Dates, then Tenant shall notify Landlord in writing by certified mail, postmarked within ten (10) business days after the date of the Commencement Date Notice.  However, Tenant’s failure to return a signed Commencement Date Notice within ten (10) business days after the date of Tenant’s receipt of the Commencement Date Notice shall be deemed an acceptance and acknowledgement of the Dates as set forth therein.

D.           Tenant’s Access.  As permitted by Baltimore County, Tenant shall have reasonable access during the period after the execution of this Lease but prior to the Commencement Date for the purpose of installing wiring, shelving, furniture and other preoccupancy activities, provided that, in no event, shall Tenant interfere with or delay in any manner Landlord’s contractors performing any work in the Leased Premises.  Such early occupancy shall be subject to all of the terms and provisions of this Lease, except that Tenant shall not be required to pay any Annual Rent or Additional Rent.

E.           Outside Commencement Date.  So long as this Lease is fully executed by ~~December 17,~~January 1, 2011, Landlord anticipates the Commencement Date to be February ~~8,~~14, 2011.  Landlord shall cause the Commencement Date to occur no later than March 31, 2011, unless delayed by casualty or an act or omission of Tenant or Tenant’s agents, servants, employees or contractors.

RENT

2.A.           Payment of Rent.  Tenant covenants and agrees to pay Landlord without demand, offset or deduction, Annual Rent (“Annual Rent”) of One Hundred Eighty-Seven Thousand Eight Hundred Twenty-Four and 00/100 Dollars ($187,824.00), payable in advance on the first day of each and every month during the Lease Term in equal monthly installments of Fifteen Thousand Six Hundred Fifty-Two and 00/100 Dollars ($15,652.00) each; together with all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are referred to as additional rent (collectively referred to as "Additional Rent").  Said Annual and Additional Rent shall be made payable to Hill Management Services, Inc. and shall be sent to Landlord at P.O. Box 4835, Timonium, Maryland 21094, or at such other place or person or entity as Landlord may from time to time designate in writing.  Simultaneously with the receipt of the Estimated Commencement Date Notice, Tenant shall pay to Landlord the sum of Fifteen Thousand Six Hundred Fifty-Two and 00/100 Dollars ($15,652.00), which represents the first month's installment of Annual Rent.  Additional Rent is sometimes hereinafter collectively referred to as “Rent.”

B.           Manner of Payment.  In the event any sum due under this Lease payable to Landlord by Tenant is paid by check and such check is returned for non-sufficient funds, Landlord, in addition to the rights and remedies set forth in this Lease pertaining to default, has the right to require that any replacement payment and all future payments for the next twelve (12) month period be made in cash or by certified check or money order.

C.           Rent Increase.  Commencing with the second Lease Year and for each succeeding Lease Year thereafter, to include any renewal period(s), the Annual Rent for the Leased Premises shall be increased to an amount equal to 103% of the Annual Rent for the immediately preceding Lease Year.

D.           Late Payments.  In the event any payment of Annual Rent, Additional Rent or any other sums due under this Lease are not received by Landlord on or before the fifth (5th) day after written notice from

Landlord (such notice shall take the form of a general late notice sent to Tenant by regular mail and shall not comply with Section 25 herein), Landlord shall give written notice thereof to Tenant and Tenant shall pay to Landlord an additional ten percent (10%) of such sums due as Additional Rent.  Such Additional Rent is to be payable, without demand from Landlord, on or before the first day of the next calendar month and failure to do so shall (subject to any applicable cure period) be considered an Event of Default (as hereinafter defined).  In addition, any payment or installment of rent or any other sums due under this Lease not paid when due shall bear interest from the due date until paid in full at a rate of twelve percent (12%) per annum (the "Default Rate").  Notwithstanding the foregoing, Landlord agrees that the foregoing late payment shall be waived once in any Lease Year if any late payment is made within five (5) business days after written notice from Landlord to Tenant (such notice shall take the form of Landlord’s general late notice sent to Tenant via regular mail).

E.           Operating Costs.  In the event Operating Costs (hereinafter defined) for any future calendar year are greater than the Operating Costs for the first calendar year, such first calendar year to be defined for the purposes of this paragraph to mean the year 2011, whether during the Initial Lease Term or any renewal period(s), Tenant shall pay Landlord, as Additional Rent for each such future calendar year, an amount equal to 6.6% (the "Tenant's Proportionate Share") of the increase in Operating Costs.  Tenant's Proportionate Share is determined by dividing the rentable square footage of the Leased Premises (approximately 8,736 square feet) by the total square footage on the Property (approximately 132,552 square feet).  As used in this Lease, the term "Operating Costs" shall mean the aggregate of all reasonable and proper expenses and costs incurred and paid by Landlord for operating the Property.  Such expenses and costs shall be those that are usual and customary as found in the operation of other first class office buildings and shall include, but not be limited to, all expenses and costs that are required to operate, maintain or repair the building and outside areas of the Property (including the cost of repairing and restriping the parking areas, which cost shall be amortized over ten (10) years), the cost of capital improvements designed to protect the health and safety of the tenants in the building (amortized over their useful life as reasonably determined by Landlord), the cost of all alterations and improvements to the building that are necessary to comply with the ADA (as hereinafter defined) (amortized over their useful life) and the cost of monitoring and maintaining suitable indoor air quality (including regular inspections and repairs to the building HVAC system).  Such expenses and costs shall not include as Operating Costs any items for which Landlord will be compensated by insurance or by reimbursement by a particular tenant or costs directly borne by others.  Notwithstanding the foregoing, Operating Costs shall not include:  Original project construction and site improvement costs and costs to correct defects in original construction; costs related to capital improvements (except as set forth above); tenant leasing costs, including negotiation, disputes and brokerage commissions; financing, refinancing or syndication costs; costs related to remediation of hazardous substances; costs relating to correcting any violation of law, ordinance, rule or regulations not caused by Tenant or required by Tenant’s specific use; costs and expenses of any work occasioned by casualty or condemnation; fines and penalties of any nature (unless such fine or penalty is incurred due to an act or omission of Tenant); costs related to provision of services or benefits provided exclusively to some tenants but not to Tenant; costs resulting from the negligence or misconduct of Landlord or its agents, servants, employees or contractors; legal and accounting costs; and depreciation.

F.           Security Deposit.  Simultaneously with the execution of this Lease, Tenant has deposited with Landlord the sum of Fifteen Thousand and 00/100 Dollars ($15,000.00) (the "Security Deposit"), which shall be held by Landlord as security for the faithful performance by Tenant of any and all of the Tenant’s covenants and obligations under this Lease.  The Security Deposit shall be refunded to Tenant upon the expiration of the Lease Term, less any part thereof validly applied by Landlord for any Rent or other obligation or liability of Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, immediately deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so (subject to any applicable cure period) shall constitute an Event of Default hereunder by Tenant. The Security Deposit shall in no event be considered or construed as liquidated damages and shall not relieve Tenant from the payment of any and all Rent payable during the Lease Term at the times stipulated therefor.  Any Mortgagee (hereinafter defined), or purchaser of the Property, shall be relieved and released from any obligation to return the Security Deposit in the event such Mortgagee or purchaser comes into possession of the

Property by reason of foreclosure (including deed in lieu thereof) or proceeding in lieu of foreclosure unless the Security Deposit shall have been actually delivered to such Mortgagee or purchaser.

USE AND OCCUPANCY

3.           The Leased Premises shall be used only for general office purposes.  Tenant shall not, in any event, use the Leased Premises for any unlawful purpose.

TAXES

4.A.           Tenant’s Share of Taxes.  Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share of any increase in real and personal property taxes, assessments, and other governmental charges (including, but not limited to, metropolitan charges and frontfoot benefit charges) assessed against the Property, whether as a result of an increase in assessment or an increase in tax rate, in excess of the taxes, assessments and charges for the tax year 2010-2011.  The foregoing shall apply to increases in real estate taxes, assessments and charges assessed against the Property generally, and not resulting from improvements placed on the Leased Premises by Tenant.  In the event of any increase resulting from such improvements, Tenant shall pay all of said increase.  Tenant's improvements are considered to be all improvements to the Leased Premises, except for the shell building, which includes space heaters, lighting provided by Landlord, and powder rooms, whether the taxes are payable to the State of Maryland and/or other governing municipalities.  Said taxes, assessments and charges include, but are not limited to, paving taxes and any and all benefits or assessments which may be levied on the Property hereby leased, but not including the income or excess profits tax or any state or other tax upon the income from the Rent payable hereunder.  In the event Landlord incurs expenses as a result of engaging in efforts to reduce the assessment or taxes, Tenant shall pay Tenant's Proportionate Share of said expenses.

B.           Other Taxes.  Tenant shall assume and pay to Landlord, as Additional Rent, prior to the imposition of any fine, penalty, interest or costs for the nonpayment thereof, all excise, sales, gross receipt or other tax (other than an income or excess profits tax) which may be:  (a) assessed or imposed on or be measured by such rent or other charge which may be treated as rent; (b) which may be imposed on the letting or other transaction for which such tax is payable and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted by any governmental authority; or (c) which may be imposed by virtue of Tenant's operations in the Leased Premises.

CONDUCT IN LEASED PREMISES

5.A.           Conduct.  Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Property, or invalidate or conflict with the fire insurance policies on the Property, fixtures or on personalty kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property.  Tenant agrees that any increase in the fire insurance premiums on the Property caused by the occupancy of Tenant shall be immediately due and payable by Tenant to Landlord and considered Additional Rent under this Lease.

B.           Operational Covenants.  Tenant agrees:  (a) to use, maintain and occupy the Leased Premises in a careful, safe and proper manner; (b) without the prior written consent of Landlord, not to place or maintain any merchandise or other articles in any vestibule or entry to the Leased Premises, on the sidewalks or parking lot in the front, rear or sides of the building or adjacent thereto or elsewhere on the exterior thereof; (c) to maintain the Leased Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; (d) not to use, nor permit nor suffer the use of, any apparatus or instruments for musical or other sound or video reproductions or transmission other than "background music," or any business or mechanical machines in such manner that would result in the sounds emanating therefrom or caused thereby being audible beyond the interior of the Leased Premises; (e) not to receive or ship articles, fixtures, or merchandise of any kind other than from that portion of the Leased Premises designated on Exhibit A for such purposes; (f) not to store goods, wares or merchandise on the Leased Premises except for items which Tenant intends to use or offer for sale in the regular course of its business; (g) intentionally omitted; (h) to keep all mechanical apparatus reasonably free of vibration and noise which may be transmitted beyond the Leased Premises; (i) to properly vent and control any odors and not cause or permit objectionable odors to emanate or be dispelled from the Leased Premises; (j) not to obstruct any driveway, corridor, footwalks or parking area, or any other common area; (k) not to conduct or permit to be conducted any auction, fictitious fire sale, going-out-of-business sale or bankruptcy sale, or other similar type sale in or connected with the Leased Premises; (l) not to place a load upon any floor which exceeds the floor load which the floor was designed to carry; (m) not to use the Leased Premises for any unlawful or illegal business, use or purpose, or for any business, use or purpose which is immoral or disreputable, or which is hazardous, or in such manner as to constitute a nuisance of any kind (public or private), or for any purpose or in any way in violation of the certificates of occupancy (or other similar approvals of applicable governmental authorities); (n) to use the parking areas solely for the purpose of parking passenger cars, small vans, and small trucks; (o) not to use the parking areas or any common areas in any way or in any manner reasonably objectionable to Landlord, including but not limited to rallies, congregating, loitering, advertising, soliciting or marketing; and (p) not to park more vehicles than permitted under Landlord's advertised parking ratio.

Tenant shall not install, or permit to be installed, any rooftop equipment without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion.  Any and all rooftop equipment permitted by Landlord pursuant to such prior written approval shall be subject to a separate license agreement between Landlord and Tenant and Landlord’s then applicable rooftop annual rental rate.

C.           Signs.  Landlord shall provide Tenant with standard building signage, to include lobby directory and signage adjacent to Tenant's suite entrance door.  Tenant covenants that it will not erect, display or maintain or permit to be erected, displayed or maintained, any signs, or lights on the exterior of the Leased Premises without securing the prior written approval of Landlord, and further, that it will not erect, display or maintain any illuminated sign or signs or lights in or about the show window or front of the Leased Premises which shall be visible to the exterior without first securing the prior written approval of Landlord.  All sign permits if required by the governing municipalities, must be acquired by Tenant at Tenant's expense, prior to erection of any sign.  Upon termination of this Lease, Tenant shall pay for the costs of removing any such signs and for any damage to the Leased Premises caused thereby.  Landlord reserves the right to establish, at any time, sign specifications for the design and construction of Tenant signage.  Such specifications may be changed at the discretion of Landlord.  "Signs" shall include all signs, designs, monuments, canopies, poles, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals, graphics, or decoration.

COMMON AREAS

6.           In addition to the Leased Premises, Tenant shall have a license for the non-exclusive use in common with Landlord and other tenants and each of their agents, employees, contractors and invitees, of such loading facilities, elevators, and other facilities as may be constructed and intended for common use, and of the common driveways, footways and parking areas on the Property, subject to such reasonable rules and regulations as Landlord may, from time to time, prescribe governing such common areas, and to Landlord’s right to designate limited reserve parking areas for other tenants, provided that such designation does not materially and adversely affect Tenant’s use of the existing common areas.  Landlord shall at all times have full and exclusive control, management and direction of all common areas.  Landlord shall, at its own expense, provide reasonable illumination for outdoor common areas and keep the same in reasonable repair and reasonably free of litter and snow and ice.  It is understood and agreed by both Landlord and Tenant that parking immediately adjacent to the entrance to the building on the Property shall be for the exclusive use of visitors to the building and such parking shall not be used by Tenant, its agents, invitees (other than visitors), contractors or employees.  It is agreed by both Landlord and Tenant that Tenant, its agents, invitees (other than visitors), contractors or employees shall park in the rear of the building and/or Leased Premises or in an area furthest removed from that area of the parking lot that is to be used for visitor and/or customer parking.

CONDITION OF LEASED PREMISES

7.           Tenant shall examine the Leased Premises prior to its occupancy thereof, and except for those defects set forth in writing, and delivered by certified mail - return receipt requested, by Tenant to Landlord within thirty (30) days after its occupancy thereof (and latent defects), Tenant's occupancy of the Leased Premises shall constitute acceptance of the Leased Premises as complying with the requirements of Tenant and obligations of Landlord under this Lease, including, without limitation, the indoor air quality generally and the HVAC system.  Tenant acknowledges that Landlord makes no representations or warranties concerning, and shall have no liability for, the condition, construction or code compliance of any alterations or improvements made to the Leased Premises, or any part thereof, by any prior tenants of the Leased Premises, or any part thereof.  Tenant shall, during the Lease Term, keep the Leased Premises and the improvements and appurtenances therein in good order and condition, and at the expiration of the Lease Term, or at the sooner termination of this Lease as herein provided, deliver up the same in the same good order and condition as of the Commencement Date, reasonable wear and tear and damage by casualty excepted, and Tenant shall remove all of its property therefrom prior to such termination.  All personal property not removed by the Tenant from the Leased Premises within ten (10) days after the earlier to occur of: (i) the expiration of the Lease Term; (ii) the termination of the Lease; or (iii) the date the Tenant abandons the Leased Premises or otherwise ceases to do business therein; will be conclusively presumed to have been abandoned by the Tenant and the Landlord, may at the Landlord’s sole option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for whatever consideration the Landlord, in its sole discretion, deems advisable. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building.  Tenant shall pay for all damage to the Leased Premises, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the building due to any waste, misuse or neglect of the Leased Premises, its fixtures and appurtenances, by Tenant, its employees or any other person or persons upon the Leased Premises by Tenant's permission.  Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law.  Landlord reserves the right to prescribe the weight and position of all safes, telephone switchboards, files or other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's sole expense.  Business machines and mechanical equipment, if approved by Landlord in a separate written agreement between Landlord and Tenant, shall be placed and maintained by Tenant, or at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise, or annoyance and Tenant shall, at its expense, take such steps as Landlord may direct to remedy any such condition.

MAINTENANCE

8.           Landlord is obligated to make any and all repairs to the Leased Premises.  However, provided that Landlord complies with the provisions of Section 16.H. below, to the extent such loss is not insurable or Landlord does not recover any proceeds from its insurance company, Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant or its servants, employees, agents, customers, invitees, visitors or licensees or anyone claiming under Tenant or caused by any alterations, additions or improvements made by Tenant or anyone claiming under Tenant and if Landlord does make any such repairs, Tenant shall promptly upon demand reimburse Landlord for the cost thereof.  Landlord shall have no liability whatsoever to Tenant for failure to make repairs unless and until Tenant shall have given written notice to Landlord stating the need for such repairs and Landlord shall have failed to commence and complete such repairs within a reasonable period of time following receipt of such written notice.  Tenant hereby waives all rights that may be conferred by law permitting Tenant to make repairs at Landlord's expense.

FACILITIES

9.A.           Landlord undertakes and agrees to contract with the local utility companies, local municipalities and service companies, without charge to Tenant, for only those services listed below. With respect to those services not listed below, it shall be the responsibility of Tenant to contract for such services and in the event Tenant fails to make payments for such services then the amount thereof may, at the discretion of Landlord, be added to and deemed part of the rent due and Landlord shall have the same remedies for collection of such charges as provided for rent.

gas	electricity
water service	janitorial and related trash removal
sewer service	maintenance of building standard light fixtures
H.V.A.C.	bi-annual window washing

B.  Electrical energy is provided only for lighting purposes and for a reasonable number of light office machines, such number to be reasonably determined by Landlord. Landlord shall provide janitorial services for the Leased Premises, common areas, toilet rooms and elevators.  Landlord shall provide heating and air conditioning during normal office hours so as to supply either cooled or heated air when either is reasonably deemed necessary by Landlord.  The term "normal office hours" as used herein shall mean between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday and between 8:00 a.m. and 12:00 p.m. on Saturday.  Landlord shall not be required to furnish services on Sunday or on generally accepted holidays or other days designated as holidays in labor contracts with trades furnishing such services.  Landlord reserves the right to stop service of the heating, air conditioning, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall be completed.  Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, elevator, plumbing, cleaning, and electric service during said period or when prevented from so doing by laws, orders, or regulations of any federal, state or local authority or by strikes, accidents, or by any other cause whatsoever beyond Landlord's control.  Landlord's failure to furnish service shall not be construed as a constructive eviction of Tenant, nor shall it relieve Tenant from performing any of its obligations hereunder, nor shall it entitle Tenant to any abatement of rent

C.           If there are any supplemental H.V.A.C. systems, supplemental or backup generators, and/or other similar supplemental utility systems that are separate from the utility systems of the Property and that are used exclusively by Tenant (regardless of whether such systems were installed by Landlord or Tenant), Tenant shall maintain, in good order and repair, all such supplemental systems and shall pay all costs in connection with the operation, maintenance and repair thereof.

D.  Landlord shall not be liable to Tenant in damages or otherwise:  (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility; or (ii) for any interruption in any utility service (including, without limitation, any heating, ventilation, air conditioning or sprinkler) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant.

ACCESS BY LANDLORD

10.           Landlord shall retain duplicate keys to all of the doors of the Leased Premises, and Landlord and its agents shall have access to the Leased Premises at all reasonable hours in order to inspect, clean, make necessary repairs or conduct tests and investigations within the Leased Premises or on the Property.  Landlord, its agents, servants and representatives, shall also have the right to enter the Leased Premises at all reasonable times for the purpose of making necessary repairs to any other portion of the

Property adjacent to the Leased Premises which may require an entrance in the Leased Premises, provided, however, that it shall be done at such time or times and under such circumstances as to cause the least disturbance or interference with Tenant's occupancy of the Leased Premises.  Landlord shall have the right to show the Leased Premises to prospective tenants at all reasonable times during the last six (6) months of the Lease Term.

SUBORDINATION AND ATTORNMENT

11.A.       Subordination.  Unless a Mortgagee (hereinafter defined) shall otherwise elect as provided in Section 11.B., Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of:

a)           any lease of land only or of land and building in a sale-leaseback or lease-subleaseback transaction involving the Leased Premises or Landlord's interest therein; or

b)           any mortgage, deed of trust or other security instrument constituting a lien upon the Leased Premises or Landlord's interest therein, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument (a "Mortgage"), and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder (a "Mortgagee").  Tenant covenants and agrees that all of Tenant's rights hereunder are and shall be subject and subordinate to the lien of any Mortgage hereafter placed on the Leased Premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any Mortgage.  Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant.  If, however, a written subordination agreement consistent with this provision is required by a Mortgagee from time to time, Tenant agrees to execute, acknowledge and deliver the same and in the event of failure to do so, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as the agent or attorney-in-fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose.  Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement executed by the future Mortgagee in the Mortgagee’s standard form from any future Mortgagee prior to the closing of any refinancing or sale; provded however that this Lease shall be subject and subordinate to the lien of any such Mortgage without the execution of such non-disturbance agreement.  If Landlord is unable to obtain such non-disturbance agreement executed by a future Mortgagee, then Tenant’s sole and exclusive remedy shall be to terminate this Lease and Tenant hereby expressly waives all other rights or remedies available to it under the law or in equity.

B.           Mortgagee’s Unilateral Subordination.  If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior to the rights under the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

C.           Attornment.  If any person shall succeed to all or part of Landlord's interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

D.           Estoppel Certificates.  Tenant shall, without charge, at any time and from time to time, within ten (10) business days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord a written estoppel certificate in form and substance as may be requested from time to time by Landlord or any Mortgagee, certifying to Landlord, any Mortgagee, any purchaser of Landlord's interest in Property, or any other person or entity designated by Landlord, as of the date of such estoppel certificate, the following:  (a) whether Tenant is in possession of the Leased Premises; (b) whether this Lease is in full force and effect;

(c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing known setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by Landlord; (f) that Tenant has no knowledge of any then-existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred specifying it in detail; (h) the address to which notices to Tenant under this Lease should be sent; and (i) any and all other matters reasonably requested by Landlord.  Any such estoppel certificate may be relied upon by any Mortgagee and/or any other person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business.  If Tenant fails to execute, acknowledge and deliver such a certificate in accordance with this Section 11.D. within ten (10) days after a request therefor by Landlord, then Landlord shall send a second notice (the “Second Notice”) to Tenant requesting execution, acknowledgement and delivery of the estoppel certificate which shall state that pursuant to this Section 11. D, Tenant’s failure to reply to the Second Notice within five (5) busness days shall result in an acknowledgement by Tenant of the matters set foth in the certificate. The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this Section 11.D. within five (5) business days after Tenant’s receipt of a Second Notice by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person or entity who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to Tenant is true and correct, and Landlord is hereby authorized to so certify.

ASSIGNMENT AND SUBLETTING

12.           Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not: (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Leased Premises or any part thereof or permit the occupancy or use of the Leased Premises or any part thereof by any person other than Tenant; and/or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder or more than 49% of the ownership interest in Tenant (whether in one or more assignments or transfers totaling more than 49% in the aggregate) by operation of law or otherwise (each of the events referred to in  the foregoing clauses (i), (ii) and (iii) being hereinafter referred to as a "Transfer"), without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld in Landlord’s sole discretion.  Any consent given shall not constitute a consent to any subsequent Transfer.  Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant.  No Transfer, regardless of whether Landlord's consent has been granted, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder.  A Transfer shall be deemed to include any Transfer by sale, assignment, bequest, inheritance, operation of law, or other disposition of partnership interests or corporate shares or assets.  Notwithstanding anything contained herein to the contrary, Landlord shall not be required to consider or review any Transfer request unless each such request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of One Thousand and 00/100 Dollars ($1,000.00) to cover Landlord's administrative, legal and other costs and expenses incurred in processing each of Tenant's Transfer requests.  Neither Tenant's payment nor Landlord's acceptance of such a fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's Transfer request.  Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a sublet or assignment of this Lease by Tenant provided that:  (a) Tenant shall provide Landlord with reasonable financial information for Landlord to determine, in its reasonable discretion, whether such entity has a financial capacity and net worth sufficient to comply with the terms of this Lease; (b) such proposed subtenant or assignee shall continue to use the Leased Premises for general office use; (c) Landlord reasonably determines that the nature of the proposed subtenant's or assignee's business is appropriate for a first class office building; (d) such business shall not interfere with any existing exclusive uses within the Property; (e) Tenant is not in default, beyond applicable grace and cure periods, if any,  under any terms, covenants, or conditions of this Lease at the time the sublet or assignment is requested or consummated; and (f) such proposed sublet or assignment will not, in Landlord's reasonable determination, result in a significantly increased demand for parking spaces at the Property.  Other than as specifically provided in this section, Tenant shall not encumber this Lease in any way nor shall Tenant assign, or permit the assignment of, any of its rights under this Lease.  Consent by Landlord to any assignment or subletting shall not be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person or entity guaranteeing the obligations of Tenant hereunder.

Notwithstanding anything to the contrary contained in this Section 12, Tenant may assign this Lease or sublet the Leased Premsies for any of the then-remaining portion of the unexpired lease term (without Landlord's consent, but upon thirty (30) days' prior written notice to Landlord) to (a) any parent, subsidiary or affiliate corporation, limited liability company or other entity of Tenant, (b) the surviving corporation, limited liability company or other entity in connection with a merger or consolidation of Tenant or any of its subsidiaries or parents, or (c) a purchaser of all or substantially all of the assets of Tenant or the stock of Tenant, provided that in either case, mentioned in this subsection (c): (i) the net worth of the assignee or sublessee shall not be less than the lesser or (A) the net worth of Tenant as of the date of this Lease, or (B) the net worth that a Landlord would reasonably require of the new tenant, taking into account the Tenant’s continued liability under this Lease (as evidenced by certified financial statements of such assignee or sublessee, delivered to Landlord simultaneously with Tenant's request for consent to so assign or sublet); (ii) such assignee or sublessee shall continue to operate the business in the Premises in accordance with the Permitted Use and pursuant to all of the terms and provisions of this Lease; (iii) the tenant to which the Premises were initially leased shall continue to remain liable under this Lease for the performance of all terms, including, but not limited to, the payment of rent and any other sums due under this Lease; (iv) Tenant shall not be in default (beyond applicable cure periods, if any) of any of the terms and provisions of this Lease on the effective date of such assignment, and (v) such assignee or sublessee shall be of good reputation and have prior experience in the business of it intends to conduct in the Premises.

IMPROVEMENTS

13.           By Landlord.  Landlord shall deliver the Leased Premises to Tenant in accordance with the floor plan, attached hereto as Exhibit D and made a part hereof.  Landlord shall warrant the work on Exhibit D for a period of one (1) year from the Commencement Date except for damage caused by Tenant, its employees, invitees, agents, contractors, subtenants or assignees.  All finishes shall be Tenant's choice of Landlord's building standard selections.  Tenant shall be responsible for its own low voltage wiring.

DAMAGE TO LEASED PREMISES

14.A.                      Landlord’s Obligation to Repair and Reconstruct.  If the Leased Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), but the Leased Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly (due allowance being made for delay which may arise by reason of adjustment of loss under insurance policies and for reasonable delays due to causes beyond Landlord's control such as strikes, weather, acts of God, etc.) cause such damage to be repaired and there shall be no abatement of rent. If, as the result of a Casualty, the Leased Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 14.B., Landlord shall cause such damage to be repaired and all Rent, except for that rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder, shall be abated proportionately as to the portion of the Leased Premises rendered untenantable during the period of such untenantability.  Such repairs shall be made at the expense of Landlord.  Landlord shall not be liable for interruption to Tenant's business or for damage to, or replacement or repair of, Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Leased Premises by or on behalf of Tenant or otherwise, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

B.           Landlord’s Option to Terminate this Lease.  If the Leased Premises are:  (1) rendered wholly untenantable; (2) damaged as a result of any cause which is not covered by Landlord's insurance; or (3) damaged or destroyed in whole or in part during the last one (1) year of the Lease Term, or, if in the opinion of Landlord, the Property is totally or substantially damaged or destroyed and Landlord elects not to rebuild the same to its prior condition, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within thirty (30) days after the occurrence of such event.  If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

C.           Insurance Proceeds.  If Landlord does not elect to terminate this Lease pursuant to Section 14.B., Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Leased Premises in accordance with Section 14.A. hereof.  All insurance proceeds payable with respect to the Leased Premises (excluding Tenant’s trade fixtures, inventory and other movable personal property) shall belong to and shall be payable to Landlord.

D.           Tenant’s Option to Terminate this Lease.  If the Leased Premises are: (1) rendered wholly or substantially untenable and not repaired so Tenant can conduct its business within the Leased Premises within one hundred eighty (180) days after the date of the Casualty; or (2) rendered wholly or substantially untenable during the last one (1) year of the Leased Term, Tenant may elect to terminate this Lease by giving to Landlord written notice of such election, in which case the provisions of the last sentence of Section 14(B) shall apply.

CONDEMNATION

15.           If the whole or any part of the Leased Premises shall be taken under the power of eminent domain, then this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and Landlord shall (subject to Landlord's right to terminate described below) make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition.  Upon such taking, the Rent shall be reduced proportionately by the portion of the Leased Premises so taken.  If the amount of the Leased Premises so taken is such as to substantially impair the usefulness of the Leased Premises for the purposes for which the same are hereby leased, then either party shall have the right to terminate this Lease as of the date when Tenant is required to yield possession.  The compensation awarded for such taking, both as to Landlord's reversionary interest and Tenant's interest under this Lease, shall belong to and be the sole property of Landlord.  Tenant shall have no claim against Landlord nor be entitled to any award or damages other than an abatement of the rent beyond the termination date and compensation paid, if any, for moving expenses and/or cost of removal of stock and/or trade fixtures.  The foregoing notwithstanding, Tenant shall not be precluded from maintaining its own action against the condemning authority for compensation for loss of business or good will.  In addition, Landlord shall have the right to terminate this Lease in the event any taking by condemnation materially impairs the economic viability of the Property, in Landlord's sole discretion, regardless of the effect of any such taking on the Leased Premises.

INDEMNITY AND INSURANCE

16.A.      Indemnity by Tenant.  To the extent permitted by law and subject to Section 16.G., Tenant shall and does hereby agree to indemnify, hold harmless and defend Landlord, and their respective tenants and subtenants, from and against any and all claims, actions, damages, liabilities and expenses, including attorneys' and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof or any other part of the Leased Premises, occasioned wholly or in part by any act or omission of Tenant, its officers, agents, invitees, contractors or employees.

B.           Landlord not Responsible for Acts of Others.  Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Leased Premises or any part of the premises adjacent to or connecting with the Leased Premises or any other part of the Property, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes.  To the maximum extent permitted by law, Tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Property as Tenant is herein given the right to use, at Tenant's own risk.

C.           Policy Requirements.  The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Section 16.D., as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval and any such company or companies shall be licensed to do business in the State of Maryland.  Public liability and special form insurance policies evidencing such insurance shall name Landlord and/or its designee(s) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord, c/o Hill Management Services, Inc., 9640 Deereco Road, Timonium, Maryland 21093, by certified mail - return receipt requested, or its designee.  All policies shall be written on an occurrence, rather than a claims made basis.  None of the insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Sections 16.D. and 16.E. shall contain any deductible provisions except to the extent reasonably approved by Landlord.  Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same.  If Tenant shall fail to perform any of its obligations under Sections 16.D. or 16.E., Landlord may after not less than five (5) business days prior written notice to Tenant perform the same and the cost of same shall be deemed Additional Rent and shall be payable upon Landlord's demand.

D.           Tenant’s Insurance.  At all times after the Leased Premises are released to Tenant for construction of its improvements, Tenant shall carry and maintain, at its sole expense:

(1)           Commercial general liability insurance, including insurance against assumed or contractual liability under this Lease against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto, to afford protection with limits of not less than:

$2,000,000	General Aggregate
$1,000,000	Products/Completed Operation
$1,000,000	Per Occurrence
$1,000,000	Personal/Advertising Injury
$10,000	Medical Payments
$150,000	Fire Legal

(2)           Special form property insurance, including replacement cost endorsement, covering the value of any leasehold improvements made by Tenant to the Leased Premises and the value of Tenant's personal property in the Leased Premises (including without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Leased Premises by or on behalf of Tenant and paid for with Tenant’s own funds.  Any deductible under any such policy shall not exceed $5,000.

(3)           If applicable:  liquor liability or dram shop insurance of not less than $1,000,000 per occurrence or in greater amounts as Landlord may from time to time reasonably require.  A commercial umbrella policy may be used to obtain required limit, covering Tenant's activities in connection with the dispensing of alcoholic beverages, including strict liability coverage and coverage for acts in violation of any laws, rules or ordinances with regard to same activity;

(4)           Worker's compensation or similar insurance in form and amounts required by law.

(5)           Commercial auto limit of $500,000.00.

E.           Tenant's Contractor's Insurance.  Tenant shall require any contractor of Tenant performing work on the Leased Premises to carry and maintain, at no expense to Landlord:

(1)           Commercial general liability with limits of not less than:

$2,000,000	General Aggregate
$1,000,000	Products/Completed Operation
$1,000,000	Per Occurrence
$1,000,000	Personal/Advertising Injury
$10,000	Medical Payments
$150,000	Fire Legal

or such other reasonable levels as Landlord deems appropriate and approves.

(2)           Comprehensive automobile liability insurance with limits for each occurrence of not less than $1,000,000 combined single limit property damage, or such reasonable levels as Landlord deems appropriate and approves.

(3)           Worker's compensation or similar insurance in form and amounts required by law.

F.           Increase in Insurance Premiums.  Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord.  If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Leased Premises shall cause the rate of fire or other insurance on the Leased Premises or on other property of Landlord or of others within the Property to be increased beyond the minimum rate from time to time applicable to the Leased Premises or to any such property for the use or uses made thereof, Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

G.           Waiver of Right of Recovery.  Notwithstanding anything to the contrary contained in this Lease: (i) Tenant waives all rights to recover against Landlord, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Tenant’s property to the extent covered by insurance either actually carried or required to be carried hereunder, and (ii) Landlord waives (except for the amount of any deductible) all rights to recover against Tenant, its officers, directors, shareholders, partners, joint ventures, employees or agents, for any loss or damage to Landlord’s property to the extent covered by insurance either actually carried or required to be carried hereunder.  The foregoing waiver by Landlord shall not release the Tenant of its maintenance, repair and other obligations under Sections 5, 7 and 8 hereof.  Neither Landlord nor Tenant shall be liable to each other or any insurance company (by way of subrogation or otherwise) which insured any such losses, damages or expenses.  Each party shall use reasonable efforts to cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Property or the Leased Premises or the contents of either of them, and if obtained then each party shall deliver to the other party (within a reasonable period of time after a written request for the same) adequate written proof (for example, a policy and certificate of insurance with attached endorsement) of the issuance of the foregoing.

H.           Landlord’s Insurance.  In order to render meaningful the provisions of Section 16.G. above, Landlord agrees at all times to carry insurance against casualty to the Property under a policy or policies covering all risks in the amount of the full insurable value of the Property, provided however, that any insurance that satisfies the requirements of an institutional first mortgagee shall conclusively be deemed to satisfy the provisions of this Section 16.H.

LANDLORD'S LIABILITY

17.           Landlord shall not be liable for any damage to property placed in the custody of its employees, nor for the loss of any property by theft or otherwise.  Landlord shall not be liable for interference with the light, air or other incorporeal hereditaments; nor shall Landlord be liable for any latent defect on the

Property or its equipment; nor shall Landlord be liable for the negligence or willful misconduct of any other tenant or occupant.  Landlord shall in no event be liable to Tenant, its agents, employees, contractors, customers or other visitors for any injury or damage to persons or property resulting from falling sheetrock or ceiling tiles, steam, gas, electricity, water, rain, snow, or dampness which may leak or issue from or through any part of the Leased Premises, or from pipes, appliances or plumbing, or from sewers, or the street, or subsurface, or from any other place by dampness.

HOLDING OVER AND SURRENDER

18.A.      Holding Over.  This Lease and the tenancy hereby created shall cease and expire at the end of the Initial Lease Term, or, if applicable, at the expiration of any renewal period(s), without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives any statutorily or otherwise required notice to remove, quit or vacate.  If Tenant holds possession of the Leased Premises after the expiration or sooner termination of this Lease for any reason, Tenant shall be deemed to be a tenant-at-will and Tenant shall pay Landlord 150% of the Rent (including, without limitation, base or Annual Rent, Additional Rent and any taxes or operating or maintenance costs pass-through to the Tenant under the terms of this Lease) reserved in this Lease for such period of time as Tenant remains in possession of the Leased Premises; but such payment of rent shall not create any lease arrangement whatsoever between Landlord and Tenant.  During such period, Landlord shall retain all of Landlord's rights under this Lease and shall be entitled to the benefit of any law respecting summary recovery of possession of leased premises from a tenant holding over regardless of whether or not any required statutory notice to quit, vacate or surrender has been given by Landlord.  If the Leased Premises be not surrendered at the expiration or sooner termination of this Lease, then Tenant shall indemnify, defend and hold Landlord harmless against all loss, claim, expense or liability resulting from the delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding occupant founded on such delay.  Tenant's obligations under this Section shall survive the expiration of the Lease Term (including renewal(s)) or the earlier termination of this Lease.

B.           Surrender of Leased Premises.  On or before the expiration of the Lease Term or any earlier termination of this Lease, Tenant shall at its sole expense:  (i) surrender to the Landlord possession of the Leased Premises (including any fixtures or other improvements that are owned by Landlord or that are to remain with the Leased Premises as provided in this Lease) in good order and repair (ordinary wear and tear and damage by Casualty excepted) and broom clean, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, fixtures and equipment at any time made or installed in, upon or to the interior or exterior of the Premises, except Tenant’s personal property and all trade fixtures, all of which shall thereupon become the property of Landlord without any claim by Tenant therefore; (ii) carefully remove (so as not to damage any portion of the Leased Premises) there from all signs, goods, effects, machinery, fixtures and equipment and other items of Tenant's personal property used in conducting Tenant's trade or business which are neither part of the improvements to the Leased Premises nor owned by the Landlord and that are not remain with the Premises as provided in this Lease; and (iii) repair any damage caused by such removal.

Additionally, unless Landlord elects, in its sole discretion, by written notice delivered to Tenant within five (5) days after the expiration of earlier termination of this Lease, to retain any or all wires, cables and similar installations appurtenant thereto (“Wires”) installed by Tenant, or by Landlord at Tenant’s request or expense, within the Leased Premises or anywhere else in the building in which the Leased Premises are located, including, without limitation, plenums or risers, then Tenant shall remove the Wires within the fifteen (15) day period set forth in the immediately preceding paragraph, and, in connection with such removal, Tenant shall restore the Leased Premises or building to the condition it was in prior to the installation of the Wires.  If Landlord elects to retain any or all of the Wires, such Wires shall be free and clear of all liens and encumbrances.  If Tenant elects to discontinue the use of any Wires, but continues to occupy and use the Leased Premises, then Tenant shall so notify Landlord in writing within thirty (30) days of such discontinuation, and Landlord shall have the right, at its sole discretion, to elect to retain such Wires or to have Tenant remove the same in accordance with the foregoing provisions of this Subsection B.

If Tenant shall fail to remove any of Tenant's personal property, trade fixtures or Wires (to the extent not retained by Landlord), such personal property, trade fixtures or Wires shall, at the option of Landlord, either: (i) be deemed abandoned and become the exclusive property of Landlord; or (ii) removed and stored (except Wires may be discarded) by Landlord at the expense of Tenant without further notice to or demand upon Tenant, and Landlord may hold Tenant responsible for any and all charges and expenses incurred by Landlord therefore.

All personal property not removed by the Tenant from the Leased Premises within fifteen (15) days after the earlier to occur of: (i) the expiration of the Lease Term; (ii) the termination of the Lease; or (iii) the date the Tenant abandons the Leased Premises or otherwise ceases to do business therein; will be conclusively presumed to have been abandoned by the Tenant and the Landlord, may at the Landlord’s sole option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for whatever consideration the Landlord, in its sole discretion, deems advisable.

DEFAULT AND REMEDIES

19.A.       "Event of Default" Defined.  Any one or more of the following events shall constitute an "Event of Default":

(1)           the sale of Tenant's interest in the Leased Premises under attachment, execution or similar legal process or, if Tenant is adjudicated to be bankrupt or insolvent and such adjudication is not vacated within thirty (30) days;

(2)           the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as a bankrupt or insolvent, or the reorganization of Tenant or any such guarantor, or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the United States Bankruptcy Act or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of filing;

(3)           the admission in writing by Tenant or any such guarantor of its inability to pay its debts when due;

(4)           the appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within ten (10) days of its entry;

(5)           the making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or if in any other manner Tenant's interest in this Lease shall pass to another by operation of law in violation of the liens hereof;

(6)           the failure of Tenant to pay any Rent or other sum of money within five (5) business days after written notice (such notice shall take the form of Landlord’s general late notice which shall be sent to Tenant via regular mail) from Landlord that the same is past due hereunder;

(7)           default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same; provided, however, if Tenant shall default in the performance of any such covenant or agreement of this Lease two (2) or more times in any twelve (12) month period, then, notwithstanding that such defaults have each been cured by Tenant, any further similar default shall be deemed an Event of Default without the ability for cure;

(8)           the vacating or abandonment of the Leased Premises by Tenant at any time during the Lease Term; and

(9)           the occurrence of any other event described as constituting an Event of Default or default elsewhere in this Lease.

B.           Remedies.  Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

(1)           sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Leased Premises during the Lease Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all rent for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property (including all attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for rent, which may be or may become due from Tenant to Landlord, and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid;

(2)           perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand.  Notwithstanding the provisions of this clause (2) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause (2) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

(3)           elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate Tenant's possessory rights and all other rights of Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Leased Premises by force, summary proceedings or otherwise, and remove Tenant and all other persons and property from the Leased Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

(4)           Intentionally Deleted; and/or

(5)           exercise any other legal or equitable right or remedy (including, but not limited to, obtaining injunctive relief) which it may have.

Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rent and shall be repaid to Landlord by Tenant upon demand.  To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption which Tenant may have under any current or future laws in the event Tenant is evicted or dispossessed for any reason.

C.           Damages.  If this Lease is terminated pursuant to Section 19.B., Tenant nevertheless shall remain liable for any rent and damages which may be due or sustained prior to such termination, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Leased Premises to others from time to time ~~(all such rent, damages, costs, fees and expenses being referred to herein as "Termination Damages")~~, and all consequential damages to Landlord for Tenant's failure to surrender the Leased Premises in accordance with the provisions of this Lease (and this clause shall survive the termination of this Lease) (all such rent, damages, costs, fees and expenses being referred to herein as "Termination Damages").

Provided Landlord obtains a final money judgment against Tenant for the Termination Damages, if Landlord relets the Leased Premises prior to the expiration of the Lease Term, all Rent which would have been collected by Landlord from Tenant now paid by a new tenant will be credited against such judgment.

Landlord may relet the Leased Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Leased Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any rent due upon such reletting.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Notwithstanding the foregoing, if an Event of Default occurs, Landlord shall exercise commercially reasonable efforts to mitigate its damages ~~to the extent required under the law~~ provided that Tenant vacates and unconditionally surrenders the Leased Premises and leaves it in the condition required by the terms of this Lease and provided further that Landlord shall not be required to offer the Leased Premises for rent in preference to any other vacant space in the Property.

MECHANICS' LIENS

20.           No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration, or repair, shall be deemed to be done at the direction of or for the immediate use and benefit of Landlord.  No mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Leased Premises.  Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Leased Premises.  In the event any mechanic's or other lien shall at any time be filed against the Leased Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Leased Premises through or under Tenant, or if Landlord or Tenant shall receive a written notice of any intent to file a lien, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord.  If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereto or the intent to file such lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys' fees incurred by Landlord, either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord upon demand as Additional Rent.

SECURITY INTEREST

21.           If Tenant is in default hereunder, Landlord shall have the benefit of any applicable lien on Tenant's property located in or on the Leased Premises as may be permitted under the laws of Maryland and in the event such lien is asserted by Landlord in any manner or by operation of law, Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured.  If Tenant is in default, Landlord shall also be entitled to pursue such remedies and institute such actions and proceedings as are permitted by law.  Landlord shall be entitled to require that Tenant execute such recordable documents as Landlord may request for the purpose of notifying all suppliers of labor and/or materials to Tenant that any such supplier of labor and/or materials to Tenant shall have no lien whatsoever in, on, or against the Property, or the improvements thereon

BROKERS' COMMISSIONS

22.           Landlord recognizes Mackenzie Commercial Real Estate as the sole broker procuring this Lease and shall pay said broker a commission therefor pursuant to a separate agreement between said broker and Landlord.  Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease.  Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors

COMPLIANCE WITH LAWS

23.A.      Tenant, at its sole expense, shall promptly observe and comply with, whether now in force or which may hereafter be in force, all federal, state and local laws, orders, rules, requirements and regulations, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization respecting the Leased Premises and the manner in which the Leased Premises are or should be used, occupied and maintained by Tenant; provided, however, that Landlord and not Tenant shall make all structural changes and correct all structural defects in the Leased Premises necessary to comply with requirements of law, and make all repairs, changes or alterations necessary because the Leased Premises were not constructed in compliance with any of said statutes, ordinances, laws, orders, regulations or requirements.  All licenses, fees, and charges arising out of Tenant's use of the Leased Premises and all charges for minor privileges occasioned by the occupancy of Tenant shall be the responsibility of Tenant.

B.           Tenant, at its sole expense, shall comply with all requirements of (i) the Americans with Disabilities Act of 1990 and with all rules, regulations and guidelines thereto, as the same are in effect on the date hereof and may hereafter be amended, modified or supplemented (collectively the "ADA"), (ii) the Maryland State Human Relations Commission Act (the "SHRCA") and (iii) any other similar laws, rules or regulations, as they relate to the Leased Premises and the conduct of Tenant's business therein.  Any and all alterations, additions and improvements required or permitted to be made by Tenant pursuant to the terms of this Lease (collectively the "Alterations") shall be subject to the requirements of this Section 23.  Notwithstanding anything contained herein to the contrary, if the Alterations, or Tenant's use and occupancy of the Leased Premises, necessitate any alterations or improvements to any other parts of the Property outside the Leased Premises, Tenant shall pay the full cost of such alterations or improvements promptly upon demand by Landlord.  Tenant shall indemnify, defend and hold harmless Landlord from any and all lawsuits, actions, claims, losses, damages, costs and expenses (including court costs and reasonable attorneys' fees) incurred by Landlord as a result of Tenant's failure to comply with any provisions of this Section 23, which obligation shall survive the expiration or earlier termination of this Lease.  If Tenant fails to comply with its obligations hereunder, Landlord shall after not less than ten (10) days written notice to Tenant have the right, in its sole discretion, to do or cause to be done any and all work necessary to comply with same, and Tenant shall pay the cost thereof as Additional Rent.  Tenant shall pay such Additional Rent within ten (10) days after receipt of a bill from Landlord.  Within ten (10) days after receipt, Tenant shall provide Landlord with copies of any notices alleging violation of the ADA relating to any portion of the Leased Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Leased Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Leased Premises.  Notwithstanding the foregoing, Landlord shall be responsible for ADA compliance with respect to any of the work shown on Exhibit D attached hereto.

ENVIRONMENTAL REQUIREMENT

24.A.    Tenant shall (a) not engage in any activity which will result in any "hazardous materials contamination" (defined herein) to the Leased Premises, (b) immediately give notice to Landlord upon acquiring knowledge of the presence of any "hazardous waste" or "hazardous substance" or "hazardous material" (as those terms are defined herein) in the Leased Premises or any hazardous materials contamination with a complete description thereof; (c) comply with all laws, ordinances, rules, regulations, orders and directives requiring the removal, treatment or disposal of any hazardous materials contamination and provide Landlord, upon demand, with satisfactory evidence of such compliance; (d) provide Landlord, within thirty (30) days after notice, with assurance that the necessary funds are available to pay the cost of removing, treating and disposing of any hazardous materials contamination caused by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders; (e) discharge any lien which may be established on the Leased Premises as a result of any hazardous materials contamination; and (f) defend, indemnify and hold harmless Landlord and any Mortgagee, if any, from any and all claims, losses, costs, damages or expenses, including but not limited to reasonable attorneys' fees and court costs, which may be asserted as a result of the presence of any hazardous substance or hazardous waste or hazardous material on the Leased Premises or any hazardous materials contamination due to any actions by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders.  "Hazardous materials contamination" means the contamination of the Leased Premises, facilities, soil, ground water, air, or other elements on, or off, any other property as a result of any hazardous substance or hazardous waste or hazardous material at any time emanating from the Leased Premises.  The term "hazardous waste" as used herein shall have the same meaning as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder.  The term "hazardous substance" as used herein shall have the same meaning as defined in (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder, and the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended).  The term "hazardous material" as used herein shall mean (a) any "oil" as defined in Section 4-401(g) of the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended), and/or (b) any material or substance that, whether by its nature or use, is subject to regulation under any present or future law, ordinance, rule, regulation, order or directive, addressing environmental health or safety issues, of or by any federal, state or local government or governmental agency (collectively "Environmental Requirements").

B.           Tenant hereby covenants and agrees that if at any time it is determined that Tenant, its agents, employees, contractors or invitees have placed or stored on or brought onto the Property materials which under any Environmental Requirements require special handling in collection, storage, treatment, or disposal, Tenant shall immediately take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements. If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines, or other costs, shall be repaid by Tenant, upon demand by Landlord, and shall bear interest at the rate of four percent (4%) per annum above the prime rate of interest that is publicly announced by Bank of America from time to time.  Failure of Tenant to comply with all Environmental Requirements shall constitute and be a default under this Lease.

NOTICES

25.A.      Sending of Notices.  All notices, demands, requests, approvals and consents (collectively referred to as "Notices") required or permitted under this Lease shall be in writing and shall be either (i) personally delivered with signed receipt, (ii) sent by first class certified mail - return receipt request, postage prepaid, or (iii) sent by a nationally-recognized, overnight courier and addressed (i) if to Landlord, at 9640 Deereco Road, Timonium, Maryland 21093, or (ii) if to Tenant, at the Leased Premises, with a copy to Robert E. Scher, Esq., Ober, Kaler, Grimes & Shriver, 120 E. Baltimore Street, Baltimore, Maryland  21202.  All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery.  All Notices sent by certified or regular mail shall be deemed delivered three (3) business days after the deposit thereof in the United States mails.  All Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service.  Any party may designate a change of address by notice to the other party, given at least ten (10) days before such change of address is to become effective.

B.            Notice to Mortgagees.  If any Mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Leased Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee to such address as such Mortgagee shall designate.

ADDITIONAL RENT

26.           Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the basic rent herein reserved, whether or not such sum is herein designated as additional rent or provision is made for the collection of said sum as additional rent, said sum shall nevertheless be deemed Additional Rent and shall be collectible as such with the first installment of rent thereafter falling due hereunder.  Landlord shall make, from time to time during the Term, a reasonable estimate of the Additional Rent including, without limitation, Tenant’s Proportionate Share of operating or common area expenses, real estate taxes or insurance, which may become due for any calendar year and require Tenant to pay to Landlord for each calendar month during such year one twelfth (1/12) of such Additional Rent, at the time and in the manner that Tenant is required hereunder to pay the monthly installment of the basic rent for such month; and increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving Tenant a revised invoice therefor, accompanied by a schedule setting forth in reasonable detail the expenses comprising such costs, as so estimated.  In such event, Landlord shall cause the actual amount of such Additional Rent to be computed and certified to Tenant within one hundred twenty (120) days after the end of such calendar year.  Any overpayment or deficiency in Tenant's payment of its share shall be adjusted between Landlord and Tenant; Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay to Tenant), as the case may be, within fifteen (15) days after such notice to Tenant, such amount necessary to effect such adjustment.  Landlord's failure to provide such notice within the time prescribed above shall not relieve Tenant of any of its obligations hereunder.  In the event Tenant in good faith disputes in writing the amount owed by Tenant as such Additional Rent, Tenant shall not be in default hereunder so long as Tenant pays all of the undisputed portion of such Additional Rent and as soon as such dispute is resolved promptly pays any remaining portion.

MISCELLANEOUS

27.A.      Accord and Satisfaction.  No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction, or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons.  Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary.  Landlord will be entitled to treat any such payments as being received on account of any item or items of rent, interest, expense, or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole discretion.

B.           Captions and Pronouns.  The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease, or the intent of any provision thereof.  Reference to masculine, feminine, or neuter gender shall include all other genders.

C.           Corporate Tenants.  If Tenant is a corporation, Tenant hereby covenants and warrants that:  Tenant is a duly constituted corporation qualified to do business in the State of Maryland; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors or stockholders of such corporation to execute and deliver this Lease on behalf of the corporation.

D.           Exhibits and Counterparts.  All exhibits referred to herein are expressly incorporated in, and made a part of, this Lease. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same lease.

E.           Fees and Expenses.  If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in this Lease, Landlord may, upon not less than ten (10) business days written notice to Tenant (except no such notice shall be required in the event of an emergency), or at any time thereafter and without notice, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.
F.           Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

G.           Interpretation. Landlord and Tenant hereby agree that both parties were equally influential in preparing and negotiating this Lease, and each had the opportunity to seek the advice of legal counsel prior to the execution of this Lease.  Therefore, Landlord and Tenant agree that no presumption should arise construing this Lease more unfavorably against any one party.

H.           Limitation of Right of Recovery against Landlord. Notwithstanding anything to the contrary contained in this Lease, it is agreed and understood that Tenant shall look solely to the interest of Landlord on the Property for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being agreed hereby that no other assets of Landlord shall be subject to levy, execution, attachment or other such legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.  No personal judgment shall lie against Landlord.  This provision, which shall inure to Landlord's successors and assigns including any Mortgagee, is not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case Tenant obtains a judgment against Landlord.  In light of the foregoing provision, Landlord agrees that if Landlord has not satisfied a final, non-appealable judgment against Landlord which Tenant has obtained in any court of law within thirty (30) days after the entry of said judgment, then Tenant shall be entitled to offset the amount of such judgment against Annual Rent and Additional Rent.

I.           No Option.  The submission of this Lease for examination does not constitute a reservation of, or option for, the Leased Premises, and this Lease shall become effective only upon execution thereof by both parties.

J.           No Oral Modification.  This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein.  No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease.  Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease.  No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.  This Lease can be modified only in writing and when signed by the party against whom the modification is enforceable.

K.           No Waivers.  The failure of Landlord or Tenant  to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect.  The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

L.           Performance of Landlord’s Obligations by Mortgagee.  Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

M.           Litigation.  In the event of any litigation or similar proceeding arising out of or in connection with this Lease or the Leased Premises involving Landlord and Tenant, the party that prevails in such litigation shall be paid its reasonable attorney’s fees and costs by the party that does not prevail in such litigation.

N.           Recording.  This Lease may be recorded at the option of Landlord or Tenant and, if either party so elects, the costs of such recording, including recordation tax and transfer tax, shall be paid by the party requesting such recordation.

O.  Intentionally Omitted.

P.           Remedies Cumulative.  No reference to any specific right or remedy shall preclude Landlord or Tenant from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity.  No failure by Landlord or Tenant to insist upon strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach.  No waiver by either party of any breach by the other party under this Lease shall affect or alter this Lease in any way whatsoever.

Q.           Rental Sign.  Landlord shall have the right to place a "For Rent" sign on any portion of the Leased Premises during the period beginning one hundred eighty (180) days prior to the expiration of the Lease Term and to place a "For Sale" sign thereon at any time.

R.           Security Interest.  To secure performance of all of Tenant's obligations under this Lease, Tenant hereby grants Landlord a security interest in and to all equipment, fixtures and inventory of Tenant, now or hereafter located on the Leased Premises, and all proceeds and products thereof.  In connection therewith, Landlord shall have all the rights and remedies of a secured creditor under the Maryland Uniform Commercial Code.  This security interest shall be in addition to any other lien granted to Landlord as a matter of law. Such security interest is subject to purchase money security interests in favor of Tenant's lender.  If Tenant obtains a loan to be secured by Tenant’s furniture, fixtures, equipment or inventory located within the Leased Premises, and Tenant’s lender for such loan requires Landlord to execute a subordination agreement, lien waiver or any other document in connection with such loan, Landlord may require Tenant to pay any and all fees, including reasonable attorney's fees, incurred by Landlord to review, negotiate, and execute said document.

S.           Severability.  If any portion of any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

T.           Several Liability.  If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

U.           Prior Information.  The Tenant acknowledges and agrees that no prior information provided or statements made by the Landlord or its agent(s) ("Prior Information"), including, without limitation, estimated gross sales and common area maintenance calculations, any other financial matters, and any matters related to:  (i) any of the premises on the Property; (ii) the Property itself; or (iii) the number or kind of tenants on the Property, have in any way induced the Tenant to enter into this Lease.  The Tenant acknowledges that prior to entering into this Lease, the Tenant has satisfied itself of all its concerns by conducting an independent investigation of the validity of such Prior Information.

V.           Successors and Assigns.  This Lease and the covenants, terms and conditions contained herein shall inure to the benefit of and be binding on Landlord, its successors and assigns, provided that, if Landlord shall transfer title to the Property, by operation of law or otherwise, Landlord shall be relieved of all covenants and obligations hereunder arising after such transfer upon completion of such sale or transfer, and it shall be considered that the transferee has assumed and agreed to carry out all of the obligations of Landlord hereunder.  This Lease and the covenants, terms and conditions contained herein shall be binding on and inure to the benefit of Tenant, its heirs, personal representatives, and permitted successors and assigns.

W.         Third Party Beneficiary.  Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

X.          Time is of the Essence.  Landlord and Tenant hereby agree that time is of the essence in this Lease.

Y.           Waiver of Jury Trial.  Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim at law or in equity in any court of competent jurisdiction arising out of this Lease or Tenant's occupancy of or right to occupy the Leased Premises.  Tenant further agrees that in the event Landlord commences any summary proceeding for nonpayment of Rent or possession of the Leased Premises, Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding.  Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

Z.           Rules and Regulations.  Tenant covenants that the rules and regulations appended hereto and such other and further reasonable rules and regulations as Landlord may make, which in its judgment are desirable for the reputation, safety, care or cleanliness of the Property and Leased Premises, or the operation or maintenance of the Property and its equipment, or the comfort or health of tenants, shall be faithfully observed and performed by Tenant.  Tenant shall be deemed to have notice of any such rules and regulations when a copy thereof has been mailed to Tenant by Landlord at the time and in the manner set forth in this Lease for Notices.  Landlord shall have the right to change such rules and regulations and to waive in writing, or otherwise, any or all of such rules and regulations in respect to one or more tenants, and Landlord shall not be responsible to Tenant for the non-observance or violation of any of such rules and regulations by any other tenant or other person.  The provisions of the rules and regulations shall not be deemed to limit any covenant or provision of this Lease to be performed or fulfilled by Tenant.

AA.        Disclosure.  Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any person, group, entity, or nation.  Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

TENANT'S ONE-TIME RIGHT TO TERMINATE

28.           Tenant shall have the one-time right to terminate this Lease on the last day of the thirty-sixth month of the Initial Lease Term (the “Termination Date”), provided Tenant has notified Landlord in writing of Tenant's election to terminate at least one hundred eighty (180) days prior to the Termination Date pursuant to this Section 28.  From and after the Termination Date, this Lease shall be of no further force and effect and Landlord and Tenant shall have no further obligations to the other under this Lease except that Tenant, upon the Termination Date, shall pay to Landlord a termination ~~sum~~fee equal to ~~(i)~~$116,000, which is the sum of: (i) a portion of the unamortized portion of all tenant improvements as described in Section 13.A. herein and as further set forth in Exhibit D of this Lease ~~in the amount of $___________________~~; plus (ii) a portion of the unamortized leasing commissions paid to Mackenzie Commercial Real Estate as set forth in Section 22 herein ~~in the amount of $___________________~~.  Notwithstanding the foregoing, Tenant shall be responsible to pay any Additional Rent accrued through the Termination Date whether or not billed at that time and Tenant shall deliver the Leased Premises to Tenant on the Termination Date as required by the Lease.

CONFIDENTIAL MATERIAL

29.           Confidential Financial Materials.  Landlord acknowledges that Tenant operates a business in which Tenant may be in possession of confidential financial materials of individuals unrelated to Tenant.  Landlord agrees to take reasonable efforts to respect the confidentiality of such materials and not to violate any applicable laws related thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal by their authorized agents on the date first above written.

WITNESS/ATTEST:	LANDLORD:

9515 DEERECO ROAD LLC

By: Hill Management Services, Inc., its agent

	By:	/s/Anthony E. Giulio
/s/Danielle Beyrodt (SEAL)
Anthony E. Giulio, President

Date: December 30, 2010

WITNESS/ATTEST:	TENANT:

CARROLLTON MORTGAGE SERVICES, INC.

	By:	/s/ Brian D. Bogdan
/s/Lori Kaprain (SEAL)
Brian Bogdan, Vice President

Date: December 30, 2010

RULES AND REGULATIONS

The following Rules and Regulations have been formulated for the safety and well-being of all the tenants of the Property.  Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy on the Property.  Any violation of these Rules and Regulations by any tenant which continues after notice from Landlord and after Tenant has had an opportunity to cure as provided for in the Lease Agreement, shall be sufficient cause for termination of this Lease at the option of Landlord.

Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing Rules and Regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.

1.           The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Property not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from the Leased Premises.  Landlord shall have the right to control and operate the public portions of the Property, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.  No tenant shall permit the visit to the Leased Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Property.

2.           No awnings or other projections shall be attached to the outside walls of the Property without the prior written consent of Landlord.  No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord.  Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality type, design and color and attached in the manner approved by Landlord.

3.           No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Leased Premises or Property without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.  All interior signs on the doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord.

4.           No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Property, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5.           The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6.           There shall be no marking, painting, drilling into or other form of defacing or damage of any part of the Leased Premises or the Property.  No boring, cutting or stringing of wires shall be permitted.  No tenant shall construct, maintain, use or operate within the Leased Premises or elsewhere within or on the outside of the Property, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord's prior written approval.  However, Landlord shall not unreasonably withhold consent if Tenant wants to paint within the Leased Premises.

7.           No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on said Leased Premises except for such tenant's employees use.  No tenant shall cause or permit any unusual or objectionable odors to originate from the Leased Premises.

8.           No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with occupants of this or neighboring Properties or Leased Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine or in any other way.  No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9.           No space in the Property shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10.           No flammable, combustible or explosive fluid, chemical or substances shall be brought or kept upon the Leased Premises.

11.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written approval of Landlord.  The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used to ingress or egress.  Each tenant shall, upon the termination of his tenancy, return to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such tenant and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks.

12.           All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agents may determine from time to time.  Landlord reserves the right to inspect all freight to be brought into the Property and to exclude from the Property all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

13.           Any person employed by any tenant to do janitorial work within the Leased Premises must obtain Landlord’s consent prior to commencing such work, and such person shall, while in the Property and outside of said Leased Premises, comply with all instructions issued by the superintendent of the Property.  No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said Leased Premises.

14.           No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other merchandise services from any company or persons whose repeated violations of the Property's regulations have caused, in Landlord's opinion, a hazard or nuisance to the Property and/or its occupants

15.           Landlord shall have the right to prohibit any advertising by any tenant which in Landlord's opinion tends to impair the reputation of the Property or its desirability as a Property for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

16.           The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17.           No tenant shall occupy or permit any portion of the Leased Premises to be used or occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as an employment bureau unless said tenant's lease expressly grants permission to do so.  No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said Leased Premises, nor advertise for laborers giving an address at said Leased Premises.

18.           Each tenant, before closing and leaving the Leased Premises at any time, shall see that all lights are turned off.

19.           The requirements of tenants will be attended to only upon application at the office of the Property.  Property employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Property.

20.           Canvassing, soliciting and peddling on the Property is prohibited and each tenant shall cooperate to prevent the same.

21.           No plumbing or electrical fixture shall be installed by any tenant.

22.           There shall not be used in any space, or in the public halls of the Property, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

23.           Access plates to underfloor conduits shall be left exposed.  Where carpet is installed, carpet shall be cut around access plates.

24.           Mats, trash or other objects shall not be placed in the public corridors.

25.           Drapes installed by Landlord for the use of any tenant or drapes installed by any tenant which are visible from the exterior of the Property must be cleaned by such tenant at least once a year, without notice, at such tenant's own expense.

EXHIBIT A

Property

I-83
PARKING GARAGE
9515
DEERECO ROAD

TIMONIUM CORPORATE CENTER
9515 DEERECO ROAD
TIMONIUM, MD

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

EXHIBIT A

INITIALS

A-1

EXHIBIT B

Leased Premises

STAIRWELL
STAIRWELL
ELEVATORS
MEN
WOMEN

LEASED PREMISES

EXHIBIT B

INITIALS	

CARROLLTON MORTGAGE SERVICES, INC.
TIMONIUM CORPORATE CENTER
9515 DEERECO ROAD
TIMONIUM, MD
SUITE 400 = 6,929 RENTABLE SQ.FT.
SUITE 408 = 1,807 RENTABLE SQ.FT. TOTAL= 8,736 SQ.FT.

SCALE: N.T.S.
DATE: 11/1/10
REVISED:

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

1 OF 1

  B-1

EXHIBIT C

Commencement Date Notice

February 14, 2011

VIA _______________

Carrollton Mortgage Services, Inc.
9515 Deereco Road, Suite 400
Timonium, Maryland 21093

Re:	Commencement Date Notice ("Notice")

To whom it may concern:

Pursuant to Section 1.C. of the Office Lease (the “Lease”) dated December _30th_, 2010 by and between Hill Management Services, Inc. (the “Landlord”) and Carrollton Mortgage Services, Inc. (the “Tenant”), the Landlord hereby delivers this Notice of Commencement Date to the Tenant.

The Commencement Date, as described in Section 1.A. of the Lease, shall be more particularly defined as __________.  Therefore, the Expiration Date of the Lease shall be more particularly defined as __________.

Tenant may confirm its acceptance and acknowledgment of the Commencement Date and Expiration Date (collectively, the “Dates”) by signing in the space below, and notifying Landlord pursuant to Section 1.C. of the Lease.  If Tenant disagrees with the Dates, Tenant must notify Landlord in writing pursuant to Section 1.C. of the Lease.

Tenant’s failure to send to Landlord a signed Notice postmarked within ten (10) days after its receipt of this Notice shall be deemed an acceptance and acknowledgment of the Dates as set forth above.

Please contact me at the number above if you have any questions or concerns.

Sincerely,

Jennifer L. Ocampo
Lease Administrator

Accepted and Agreed to this
_____ day of __________, 201_:

CARROLLTON MORTGAGE SERVICES, INC.

By: _______________________________
Name: _Brian D. Bogdan______________
Title: __Vice President _______________

cc:  __________

C-1

EXHIBIT D

Landlord’s Work

EXEC. OFFICE 8
EXEC. OFFICE 9
OFFICE 10
OFFICE 11
CONF. 2
CONF. 1
EXISTING COUNTER, CABINETS
OFFICE 15
OFFICE 16
EXEC. OFFICE 17
EXEC. OFFICE 18
AVAILABLE
995 SQ.FT.
OPEN OFFICE 1
(6) 7'X7'
CUBICLES BY TENANT
EXISTING WALL -TYP.
EXEC. OFFICE 7
OFFICE 12
OFFICE 13
OFFICE 6
RECEPTION
(EXISTING WOOD BASE & WALLCOVERING TO REMAIN)
EMPLOYEE COATS
NOT INCLUDED
COPIER
RELOCATED KITCHENETTE-SEE DETAIL
BREAK RM.
PROVIDE (2) WATER LINES
OFFICE 14
SERVER
(4)HEAVY DUTY FIXED SHELVES
OPEN OFFICE 2
(6) 7'X7'
CUBICLES BY TENANT
OFFICE 19
OFFICE 20
STAIR
SUITE 400
SUITE 408
SUITE 404
FILE ARCHIVES
OPEN OFFICE
(4) 6'X6'
CUBICLES BY TENANT
ELEV LOBBY
EXEC. OFFICE 5
OFFICE 4
OFFICE 3
OFFICE 2
EXEC. OFFICE 1
EXISTING LAV.
AVAILABLE
3,928 SQ.FT.

EXHIBIT D

INITIALS	

CARROLLTON MORTGAGE SERVICES, INC.
TIMONIUM CORPORATE CENTER
9515 DEERECO ROAD
TIMONIUM, MD
SUITE 400 = 6,929 RENTABLE SQ.FT.
SUITE 408 = 1,807 RENTABLE SQ.FT. TOTAL= 8,736 SQ.FT.

SCALE: N.T.S.
DATE: 11/1/10
REVISED:

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

1 OF 1

D-1

Document comparison by Workshare Professional on Monday, December 27, 2010 6:12:23 PM
Input:
Document 1 ID	pcdocs://nqgrg/300049/5
Description	#300049 v5 - Lease - Carrollton Mortgage Services, Inc. at TCC
Document 2 ID	pcdocs://nqgrg/300049/6
Description	#300049 v6 - Lease - Carrollton Mortgage Services, Inc. at TCC
Rendering set	Standard

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